UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2006

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2006, the Compensation Committee (the “Committee”) of the First Advantage Corporation (the “Company”) approved the 2006 Flexible Long-term Incentive Program (“2006 LTIP”). The design of the 2006 LTIP was based upon recommendations received by the Committee from an independent outside consultant hired by the Committee and was designed for the purpose of aligning the goals of the participants with the long-term goals and objectives of the Company and maximizing shareholder value. Historically, the Company has granted equity based awards to its senior management in the form of stock options and restricted stock. Such equity awards are made under the 2003 First Advantage Incentive Compensation Plan, as amended and reinstated, (the “Plan”), which was previously filed as Appendix J to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2005 (the “2005 Proxy Statement”) and is incorporated herein by reference. Awards under the 2006 LTIP will also be made under the Plan and will include (i) stock options; (ii) restricted stock; (iii) restricted stock units; or (iv) a combination thereof.

The 2006 LTIP will be administered and interpretated by the Committee. The Committee is responsible for designating key members of management as eligible participants. Any officer or employed hired by the Company after the first grant date, designated as February 20, 2006 by the Committee, will be eligible to participate in the 2006 LTIP on a pro rata basis if approved by both the Chief Executive Officer of the Company and the Committee. The Committee reserves the right to terminate, amend or supplement the 2006 LTIP at any time.

For 2006, the Committee has designated 20 participants in the 2006 LTIP, comprised of employees of the Company and named executive officers (“NEOs”). Each of the participants have been assigned a tier for 2006, which entitles such participant to receipt of a designed number of “points” to be used by each participant to select his/her type of equity award. Restricted stock and restricted stock units are granted on 1:3 ratio to stock options. Participants in the 2006 LTIP are required to make their selection on or before the close of business on February 17, 2006. Awards are granted on February 20, 2006.

Vesting of equity awards granted under the 2006 LTIP occurs ratably over a three year period. Upon the expiration of a three year period, all equity awards become fully vested. Participants who select restricted stock units have the option to defer receipt of vested stock beyond the vesting period in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Upon termination of employment by any participant, all unvested equity awards terminate. Upon death or disability, all unvested equity awards are pro rated for the number of months the participant is employed by the Company.

For 2006, the NEOs of the Company have been granted the following equity awards: Chief Executive Officer (John Long) – 150,000 stock options or 50,000 restricted stock or restricted stock units; President (Anand Nallathambi) – 41,667 stock options or 13,889 restricted stock or restricted stock units; Chief Operating Officer (Akshaya Mehta) – 60,000 stock options or 20,000 restricted stock or restricted stock units; and Chief Financial Officer (John Lamson) – 60,000 stock options or 20,000 restricted stock or restricted stock units.

The description of the 2006 LTIP provided above is qualified in its entirety by reference to the full text of the 2006 LTIP summary, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Company is also filing herewith the form of the incentive stock option agreement, the form of restricted stock agreement, and the form of restricted stock unit agreement used by the Company in connection with the grant of equity awards under the Plan.

Item 9.01.	Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description of Exhibit
10.1	First Advantage Corporation “Flexible Long-Term Incentive Program”

10.2	Form of Incentive Stock Option Agreement

10.3	Form of Restricted Stock Agreement

10.4	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: February 7, 2006	By:	/s/ John Lamson
	Name:	John Lamson
	Title:	Executive Vice President and Chief Financial Officer